UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2015

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01	Entry into a Material Definitive Agreement.

On August 6, 2015, Covenant Transportation Group, Inc., a Nevada corporation (the “Company”), and its direct and indirect wholly owned subsidiaries, Covenant Transport, Inc., a Tennessee corporation (“CTI”), CTG Leasing Company, a Nevada corporation (“CTGL”), Southern Refrigerated Transport, Inc., an Arkansas corporation (“SRT”), Covenant Asset Management, Inc., a Nevada corporation ("CAM"), Covenant Transport Solutions, Inc., a Nevada corporation (“CTS”), and Star Transportation, Inc., a Tennessee corporation (collectively with CAM, CTI, CTGL, SRT, and CTS, the “Borrowers”), Driven Analytic Solutions, LLC, a Nevada limited liability company ("DAS"), and Covenant Properties, LLC, a Nevada limited liability company ("CPI", and together with DAS, the New Guarantors) entered into a Joinder, Supplement and Eleventh Amendment to Third Amended and Restated Credit Agreement (the “Eleventh Amendment”) with Bank of America, N.A., as agent (the “Agent”), and JPMorgan Chase Bank, N.A. (together with the Agent, the “Lenders”), which amended that certain Third Amended and Restated Credit Agreement, dated September 23, 2008, by and among the Company, the Borrowers, the Agent, and the Lenders, as amended from time to time (the “Credit Agreement”) and certain security documents entered into in connection with the Credit Agreement.

The Eleventh Amendment, among other things, (i) amended the "Applicable Margin" to improve the interest rate grid as set forth in the tables below, (ii) improved the unused line fee pricing to .250% per annum, retroactive to July 1, 2015 (previously the fee was .375% per annum when availability was less than $50.0 million and .5% per annum when availability was at or over such amount), (iii) required each of DAS and CPI to be joined to the Credit Agreement as guarantors, (iv) required each of DAS, CPI and Star Properties Exchange, LLC, a Tennessee limited liability company, to pledge certain of its assets to Agent as security, (v) contained conditional amendments to the Real Estate Amortization Amount and Real Estate Formula Amount with the intended effect (upon satisfaction of post-closing requirements) of increasing the borrowing base real estate sublimit and lowering the amortization of the real estate sublimit, (vi) made technical amendments to a variety of sections, including without limitation, permitted investments, permitted stock repurchases, permitted indebtedness, and permitted liens, (vii) consented to the purchase of the Company's headquarters, including related financing, and (viii) extended the maturity date from September 23, 2017 to September 23, 2018.  Following the effectiveness of the Eleventh Amendment, the Applicable Margin was changed as follows:

New Pricing

Level	Average Pricing Availability	Base Rate Loans	LIBOR Loans
I	> $40,000,000.50%		1.50%
II	≤ $40,000,000 but > $20,000,000.75%		1.75%
III	≤ $20,000,000	1.00%	2.00%

Prior Pricing

Level	Average Pricing Availability	Base Rate Loans	LIBOR Loans	L/C Fee
I	> $75,000,000.50%		1.50%	1.50%
II	≤ $75,000,000 but > $50,000,000.75%		1.75%	1.75%
III	≤ $50,000,000 but > $25,000,000	1.00%	2.00%	2.00%
IV	≤ $25,000,000	1.25%	2.25%	2.25%

In exchange for these amendments, the Borrowers agreed to pay fees of $118,750.

The foregoing summary of the terms and conditions of the Eleventh Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Eleventh Amendment, a copy of which will be filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: August 7, 2015	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Senior Vice President and Chief Financial Officer